AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment No. 1”), is made and entered into this 14th day of November, 2023, by and between Peakstone Realty Trust, a Maryland real estate investment trust (the “Company”) and Javier F. Bitar, an individual (the “Executive”).
WHEREAS, the Company and Executive are currently parties to that certain Amended and Restated Employment Agreement, entered into March 23, 2023 (the “Existing Agreement”); and
WHEREAS, the Company and Executive now wish to amend the Existing Agreement as provided herein.
NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Section 6.1 is hereby amended by adding a new Subsection (d) at the end thereof to read as follows:
“Nothing in this Agreement, including the Confidential Information restrictions above, shall be construed to prohibit the Executive from, in good faith, communicating with, providing information to, filing a charge with, or participating in any investigation or proceeding conducted by any federal, state or local government agency or commission responsible for enforcement of law(s) applicable to the Company, including but not limited to, the Securities and Exchange Commission, Equal Employment Opportunity Commission, National Labor Relations Board, or the Department of Labor (“Government Agencies”). The Executive does not need to give notice to or obtain approval from the Company to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information. This Agreement does not limit the Executive’s right to receive an award for information provided to any Government Agency.”
2.The General Release attached as Exhibit A to the Existing Agreement is hereby deleted and replaced by Exhibit A attached to this Amendment No. 1.
3.Except as expressly amended hereby, the Existing Agreement will remain in full force and effect in accordance with its terms.
4.    This Amendment No. 1 may be executed by .pdf or electronic signatures in any number of counterparts, each of which will be deemed an original, but all such counterparts will together constitute one and the same instrument.
[Signature Page Follows]
61573534

EXHIBIT 10.22

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 on the date and year first above written.

“COMPANY”	PEAKSTONE REALTY TRUST By: Name: Michael J. Escalante Title: Chief Executive Officer and President

For purposes of Section 19 only

    PKST OP, L.P.
    By:    PEAKSTONE REALTY TRUST, its general partner
By:
Name:     Michael J. Escalante
Title:     Chief Executive Officer and President

    PKST MANAGEMENT COMPANY, LLC
By:
Name:     Michael J. Escalante
Title:     Chief Executive Officer and President

“EXECUTIVE”	JAVIER F. BITAR

EXHIBIT 10.22
Exhibit A
Form of Release
GENERAL RELEASE
Since you are over 40 years old, you are covered by the Age Discrimination in Employment Act of 1967. As such, you have been given at least [twenty-one (21)/forty-five (45) days] to consider this Release before executing it. You are hereby advised to consider the terms of this Release and consult with an attorney of your choice prior to executing this Release. By signing below, you acknowledge that you have carefully read and fully understand all of the provisions of this Release; voluntarily agree to all terms in this Release, which include full release of the Company and its affiliates from any and all claims you may have against it as set forth herein; and knowingly intend to be bound by this Release. You have a full seven (7) days after executing this Release to revoke it. This Release shall not become effective or enforceable until the revocation period has expired. Revocation shall be effective only upon written notice delivered to                             , within that seven (7)-day period. Rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et. seq.) that may arise after the date this Release is executed are not waived.
In consideration for the undertakings and promises set forth in that certain Amended and Restated Employment Agreement dated as of March 23, 2023, as amended (the “Agreement”), between
Javier F. Bitar (the “Executive”) and Peakstone Realty Trust, a Maryland real estate investment trust, (together with its affiliates the “Company”), the terms of which are incorporated herein by reference, Executive (on behalf of himself and her heirs, assigns and successors in interest) unconditionally releases, discharges, and holds harmless the Company and its affiliates, and each of their respective current and former officers, directors, employees, agents, insurers, assigns and successors in interest (collectively, “Releasees”) from each and every claim, cause of action, right, liability or demand of any kind and nature, and from any claims which may be derived therefrom, other than any such claims Executive has or might have under this Release or as otherwise set forth herein, that Executive had, has, or might claim to have against Releasees based upon facts occurring up to the time Executive executes this Release, whether presently known or unknown to Executive, and (i) arising from or in connection with Executive’s employment, pay, bonuses or any other employee benefits, and other terms and conditions of employment or employment practices of the Company, or (ii) arising out of or relating to the termination of Executive’s employment with Employer or the surrounding circumstances thereof, including, without limitation, any and all claims listed below (collectively, “Released Claims”):
(a)    based on discrimination and/or harassment on the basis of race, color, religion, sex, national origin, handicap, disability, genetic information, age or any other category protected by law under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Executive Order 11246, 42 USC § 1981, the Equal Pay Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefits Protection Act, the Americans With Disabilities Act, the Rehabilitation Act of 1973, COBRA (as any of these laws may have been amended), the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act, or any other similar labor, employment or anti-discrimination law under state, federal or local law;
(b)    based on any contract, tort, personal injury, wrongful discharge theory or other common law theory; or
(c)    arising out of any written or oral agreements between Executive and the Company (other than the Agreement).

EXHIBIT 10.22
Notwithstanding anything herein to the contrary, nothing in this Release shall prohibit claims (i) covered by worker’s compensation, (ii) for vested benefits under any employee benefit plan, (iii) under the Agreement, (iv) for qualified retirement and nonqualified retirement and deferred compensation benefits, (v) as an equityholder or in respect of vested equity compensation awards that remain unpaid or unsettled, (vi) under the Company’s bylaws, certificate of incorporation or other similar governing document of the Company, (vii) under any director and officer insurance policy maintained by the Company or (viii) for indemnification and/or advancement of expenses as an officer, director, or employee of the Company or any current or former affiliate, whether arising under any indemnification agreement between the Company and Executive or otherwise; and nothing in this Release shall waive any rights or claims that may arise based on facts or events occurring after the date of Executive’s execution of this Release, nor does it serve to waive any rights or claims that are precluded from being waived by applicable law.
Executive expressly acknowledges that this Release is intended to include in its effect, without limitation, all Claims which Executive does not know or suspect to exist in her favor at the time she signs this Release, and that this Release contemplates the extinguishment of any such Claim or Claims.
Except as otherwise set forth herein, Executive covenants not to sue or initiate any claims in any forum against any of the Releasees on account of or in relation to any Released Claim, or to knowingly and voluntarily incite or encourage other persons or entities to bring claims of any nature whatsoever against the Releasees. Executive further covenants not to accept, recover or receive any monetary damages or any other form of relief which may arise out of or in connection with any administrative proceedings which may be filed with or pursued independently by any governmental agency or agencies, whether federal, state or local (except as set forth herein). This provision does not prohibit Executive from filing a lawsuit challenging the validity of Executive’s waiver of claims under the ADEA.
Protected Rights. Executive understands that nothing contained in this Release limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Release does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Employer. This Release does not limit Executive’s right to receive an award for information provided to any Government Agencies and any claim to such an award is specifically excluded from Released Claims.
In addition, Executive agrees not to file a lawsuit asserting any claims that are waived in this Release. If Executive files such a lawsuit, Executive shall pay all costs incurred by Releasees (or any of them), including reasonable attorney’s fees, in defending against Executive’s claim. The preceding two sentences of this paragraph do not apply if Executive files a charge or lawsuit under the ADEA challenging the validity of this Release. However, in the event any such ADEA lawsuit is unsuccessful, a court may order Executive to pay attorney’s fees and/or costs incurred by Releasees (or any of them) where authorized by law. In the event any such ADEA lawsuit is successful, the severance benefits or payments Executive received for signing this Release shall serve as restitution, recoupment, or setoff to any monetary award received by Executive.
By signing this Release, Executive certifies that:
(a)    Executive acknowledges and agrees that her waiver of rights under this Release is knowing and voluntary and complies in full with all criteria set forth in the regulations promulgated under the Older Workers Benefit Protection Act for release or waiver of claims

EXHIBIT 10.22
under the ADEA and further complies in full with the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, and any and all other applicable federal, state and local laws, regulations, and orders;
(b)    Executive has carefully read and fully understands the provisions of this Release;
(c)    The payment referred to in this Release and the Agreement exceeds that to which Executive would otherwise have been entitled, and that the actual payment is in exchange for his release of the claims referenced in this Release;
(d)    Executive is advised via this Release to consult with an attorney before signing this Release. Executive acknowledges and agrees that she has in fact consulted with her attorneys prior to executing this Release;
(e)    Executive understands that any discussions she may have had with counsel for the Company regarding her employment or this Release does not constitute legal advice to him and that she has had the opportunity to retain his own independent counsel to render such advice;
(f)    Executive understands that this Release and the Agreement FOREVER RELEASE the Releasees to the extent set forth above, except that Executive is not releasing or waiving any claim under the Age Discrimination in Employment Act that may arise after Executive’s execution of this Release and the Agreement;
(g)    The following applies if the Executive resides in, primarily works in, or receives pay in California.
Executive expressly waives the protection of Section 1542 of the Civil Code of the State of California, which states as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
Executive’s Initials:
(h)    In signing this Release and the Agreement, Executive DOES NOT RELY ON AND HAS
NOT RELIED ON ANY REPRESENTATION OR STATEMENT (WRITTEN OR ORAL) NOT SPECIFICALLY SET FORTH IN THIS RELEASE OR IN THE AGREEMENT, or by any of their agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Release or otherwise, and Executive agrees that this Release will be interpreted and enforced in accordance with [    ] law;
(i)    Executive acknowledges and agrees that Employer has allowed Executive at least [twenty-one (21)/forty-five (45)] days from the date Executive received the Employer’s offer to consider this Release and the Agreement, and she has had sufficient time to consider her decision to enter into this Release and the Agreement;
(j)    Executive agrees to the terms of this Release knowingly, voluntarily and without intimidation, coercion or pressure;
(k)    Executive may revoke this Release within seven (7) calendar days after signing it, as described at the beginning of this Release.

EXHIBIT 10.22
This Release may be executed in any number of counterparts and by the parties hereto in separate counterparts, with the same effect as if the parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument, with original signature, photocopy signature, fax signature, or electronic signature permitted and accepted.
(Signature page follows)

EXHIBIT 10.22
IN WITNESS WHEREOF, the undersigned have executed this Release as of the date set forth below.

“COMPANY”	PEAKSTONE REALTY TRUST By: Name: Title: Date: _______________________________

“EXECUTIVE”	JAVIER F. BITAR Date: ________________________